                                                                                                                                                Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) made as of the 15th day of May, 2012.

BETWEEN:

ULTIMATE NOVELTY SPORTS INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

                                             - and -

ELENA MOCHKINA, an individual of #245 – 371 Front Street West, Toronto, Ontario, Canada

(the “Consultant”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.

The Consultant will provide services to the Company in her capacity as Treasurer and Chief Financial Officer of the Company. In this capacity the Consultant will fulfill all senior officer duties as required by the Company including, but not limited to, accounting, coordination of annual audits and quarterly reviews, management and review of legal documentation and ensuring timely fulfillment of all regulatory filings (the “Consulting Services”).

2.

In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$300 per month, on the 15th day of each calendar month for the duration of the Agreement. The first monthly payment shall be due on May 15, 2012.

3.	This Consulting Agreement shall continue indefinitely unless terminated by either party with thirty (30) days advance written notice to the other party.

4.	This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

5.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

ULTIMATE NOVELTY SPORTS INC.
By:	/s/ L.Zabelina
Authorized Signatory

ELENA MOCHKINA
By:	/s/ E.Mochkina
Elena Mochkina